UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 15, 2024

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6900 E. Layton Avenue, Denver, CO 80237

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2024 (the “Effective Date”), Newmont Corporation, a Delaware corporation (the “Company”), as borrower, amended and restated its existing credit agreement, dated as of April 4, 2019 (as amended, the “Existing Credit Agreement”), with the lenders and issuing banks party thereto, and Citibank, N.A., as administrative agent (the Existing Credit Agreement, as so amended and restated, the “Restated Credit Agreement”).

The Restated Credit Agreement (i) extends the maturity date from March 30, 2026 to February 15, 2029, (ii) increases the aggregate revolving credit commitments available to the Company from $3.0 billion to $4.0 billion, (iii) modifies certain applicable interest rate margins, baskets and thresholds and (iv) allows the Company, within 24 months of the Effective Date, to establish, with the consent of the majority of the lenders under the Restated Credit Agreement, a sustainability pricing adjustment by which the applicable interest rate margins thereunder may be increased or decreased based on key performance indicators with respect to certain environmental, social and governance goals of the Company and its subsidiaries, among other changes as set forth in the Restated Credit Amendment.

The foregoing description of the Restated Credit Amendment is qualified in its entirety by reference to the complete text of the Restated Credit Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference herein. Many of the lenders under the Restated Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates of certain of these lenders have served in the past as underwriters in public offerings of securities by the Company, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

On February 20, 2024, the Company borrowed $1.5 billion under the Restated Credit Agreement, the proceeds of which were used to repay all amounts owing under the outstanding bilateral bank debt facilities among, Newcrest Finance Pty Limited, a company incorporated under the laws of the Commonwealth of Australia and wholly owned subsidiary of the Company, as borrower, the guarantors party thereto and each financial institution party thereto. Substantially concurrently with such repayment, such bilateral bank debt facilities terminated in full.

ITEM 9.01. EXHIBITS.

Exhibit No	Description

10.1	Amended and Restated Agreement, dated as of February 15, 2024, between, Newmont Corporation, as borrower, the lenders and issuing banks party thereto, and Citibank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT CORPORATION

	By:	/s/ Logan Hennessey
	Name:	Logan Hennessey
	Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: February 22, 2024